1 2Q25 Financial Highlights2(B) 2Q25 Business Segment Highlights1,2,3(B) Consumer Banking • Net income of $3.0 billion • Revenue of $10.8 billion, up 6% • Average deposits of $952 billion were modestly higher and up 32% from pre-pandemic levels (4Q19) • Average loans and leases of $319 billion, up $7 billion, or 2% • Combined credit / debit card spend of $244 billion, up 4% • Client Highlights – Added ~175,000 net new consumer checking accounts; 26th consecutive quarter of growth – 38.2 million consumer checking accounts; 92% are primary4 – ~4 million small business checking accounts – $540 billion in consumer investment assets, up 13%5 – $1.2 trillion in payments, up 4%6 – 4.1 billion digital logins; 65% of total sales were digitally-enabled Global Wealth and Investment Management • Net income of $1.0 billion • Revenue of $5.9 billion, up 7%. The increase was primarily driven by asset management fees, up 9% to $3.6 billion, on strong AUM flows and higher market levels • Client balances of $4.4 trillion, up 10%, driven by higher market valuations and positive net client flows • Client Highlights – Added ~7,100 net new relationships across Merrill and Private Bank – ~$2.0 trillion of AUM balances, up 13% – 86% of Merrill and Private Bank clients digitally active Global Banking • Net income of $1.7 billion • Total Corporation investment banking fees (excl. self-led) of $1.4 billion, down 9% • #3 investment banking fee ranking YTD9 • $603 billion in average deposits, up 15% • 8% growth in Middle Market average loan balances10 • 15% improvement in treasury service charges Global Markets • Net income of $1.5 billion • Sales and trading revenue up 14% to $5.3 billion including net debit valuation adjustment (DVA) losses of $51 million. Excluding net DVA, up 15%.(E) 13th consecutive quarter of year-over-year growth – Fixed Income, Currencies and Commodities (FICC) revenue up 16% to $3.2 billion. Excluding net DVA, up 19%(E) – Equities revenue up 10% to $2.1 billion, including and excluding net DVA(E) Bank of America Reports 2Q25 Net Income of $7.1 Billion and EPS of $0.89 Revenue up 4% YoY to $26.5 Billion,1 Net Interest Income Grew 7% YoY to $14.7 Billion ($14.8 Billion FTE)(A) Ending Deposits up 5% YoY to more than $2 trillion From Chair and CEO Brian Moynihan: “We delivered another solid quarter, with earnings per share up seven percent from last year. Net interest income grew for the fourth straight quarter, reflecting eight consecutive quarters of deposit growth and seven percent year-over-year loan growth. Consumers remained resilient, with healthy spending and asset quality, and commercial borrower utilization rates rose. In addition, we saw good momentum in our markets businesses. So far this year, we have supplied more capital to our businesses and returned 40 percent more capital to shareholders in the first half of this year than last year.” See page 10 for endnotes. Amounts may not total due to rounding. 1 Revenue, net of interest expense. 2 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. 3 The Bank of America Corporation (Corporation) reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 4 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 5 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking. 6 Total payments represent payments made from Bank of America accounts using credit card, debit card, ACH, wires, billpay, person-to-person, cash and checks. 7 Subject to approval by the Corporation’s Board of Directors. 8 Tangible book value per common share and return on average tangible common shareholders’ equity ratio represent non-GAAP financial measures. For more information, see page 19. 9 Source: Dealogic as of June 30, 2025. 10 Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries. • Net income of $7.1 billion, or $0.89 per diluted share, compared to $6.9 billion, or $0.83 per diluted share • Revenue, net of interest expense, of $26.5 billion ($26.6 billion FTE),(A) up 4%, reflected higher net interest income (NII), sales and trading revenue and asset management fees, as well as lower investment banking fees – NII of $14.7 billion ($14.8 billion FTE),(A) up 7%, as fixed-rate asset repricing, higher NII related to Global Markets activity, and deposit and loan growth were partially offset by the impact of lower interest rates ▪ 4th consecutive quarter of sequential NII growth • Provision for credit losses of $1.6 billion increased from $1.5 billion in 2Q24 and 1Q25 – Net charge-offs of $1.5 billion were flat to 2Q24 and 1Q25 • Noninterest expense of $17.2 billion, up 5%, driven by higher revenue- related expenses and investments in people, brand and technology – Declined $587 million from 1Q25 driven primarily by the absence of 1Q seasonal elevation in payroll tax expense • Balance Sheet Remained Strong – Average deposit balances of $1.97 trillion increased 3%; eighth consecutive quarter of sequential growth – Average loans and leases of $1.13 trillion increased 7%, with growth across every business segment – Average Global Liquidity Sources of $938 billion(C) – Common equity tier 1 (CET1) capital of $201 billion was flat to 1Q25 – CET1 ratio of 11.5% (Standardized);(D) well above the regulatory minimum – Returned $7.3 billion to shareholders ($2.0 billion through common stock dividends and $5.3 billion in share repurchases) and announced plans to increase the quarterly common stock dividend 8% beginning in 3Q257 • Book value per common share rose 8% to $37.13; tangible book value per common share rose 9% to $27.718 • Return on average common shareholders' equity ratio of 10.0%; return on average tangible common shareholders' equity ratio of 13.4%8

From Chief Financial Officer Alastair Borthwick:

"We believe our second quarter results underscore the strength of our balance sheet and help demonstrate that we are well-positioned to support the broader economy. Asset quality remained strong, with net charge-offs at $1.5 billion for the sixth consecutive quarter. Consumer delinquencies have been stabilizing, while card net charge-offs improved year-over-year and commercial nonperforming loans declined sequentially. In addition, we delivered strong loan and deposit growth and maintained our disciplined pricing."

Bank of America Financial Highlights

($ in billions, except per share data)	2Q25	1Q25	2Q24
Total revenue, net of interest expense	$26.5	$27.4	$25.4
Provision for credit losses	1.6	1.5	1.5
Noninterest expense	17.2	17.8	16.3
Pretax income	7.7	8.1	7.6
Pretax, pre-provision income[1(F)]	9.3	9.6	9.1
Income tax expense	0.6	0.7	0.7
Net income	7.1	7.4	6.9
Diluted earnings per share	$0.89	$0.90	$0.83

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Spotlight on Average Deposits and Net Interest Income ($B)



Average Deposits
$1,910
$1,921
$1,958
$1,958
$1,974
2Q24
3Q24
4Q24
1Q25
2Q25



Net Interest Income (FTE)(A)
$13.9
$13.7
$14.1
$14.0
$14.5
$14.4
$14.6
$14.4
$14.8
$14.7
2Q24
3Q24
4Q24
1Q25
2Q25
Net interest income (GAAP)
FTE adjustment

2

BANK OF AMERICA

Consumer Banking[1]

- Net income of $3.0 billion
- Revenue of $10.8 billion,[2] up 6%, driven primarily by higher NII
- Provision for credit losses of $1.3 billion was flat
  - Net reserve build of $82 million vs. $93 million in 2Q24[(G)]
  - Net charge-offs of $1.2 billion were flat
- Noninterest expense of $5.6 billion increased 2%, driven by investments in people and technology
  - Efficiency ratio of 51%

Business Highlights[1,3(B)]

- Average deposits of $952 billion were modestly higher
  - 58% of deposits in checking accounts; 92% are primary[4]
- Average loans and leases of $319 billion increased 2%
- Combined credit / debit card spend of $244 billion increased 4%
- Consumer investment assets[5] of $540 billion, up 13%, driven by higher market valuations and $19 billion of net client flows from new and existing clients
- 11.2 million clients enrolled in Preferred Rewards, up 1%[6]

Strong Digital Usage Continued[1]

- 79% of overall households actively using digital platforms[7]
- 49 million active digital banking users, up 1.7 million
- 1.9 million digitally-enabled sales, representing 65% of total sales
- 4.1 billion digital logins, up 18%
- 24.3 million active Zelle® users, up 8%; sent and received 446 million transactions worth $139 billion, up 17% and 21%, respectively[8]

Financial Results

	Three months ended		
($ in millions)	**6/30/2025**	**3/31/2025**	**6/30/2024**
Total revenue[2]	**$10,813**	$10,493	$10,206
Provision for credit losses	**1,282**	1,292	1,281
Noninterest expense	**5,567**	5,826	5,464
Pretax income	**3,964**	3,375	3,461
Income tax expense	**991**	844	866
Net income	**$2,973**	$2,531	$2,595

Business Highlights[(B)]

	Three months ended		
($ in billions)	**6/30/2025**	**3/31/2025**	**6/30/2024**
Average deposits	**$952.0**	$947.6	$949.2
Average loans and leases	**319.1**	315.0	312.3
Consumer investment assets (EOP)[5]	**539.7**	497.7	476.1
Active mobile banking users (MM)	**40.8**	40.5	39.0
Number of financial centers	**3,664**	3,681	3,786
Efficiency ratio	**51 %**	56 %	54 %
Return on average allocated capital	**27**	23	24
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$100.0**	$100.2	$99.0
Total credit / debit spend	**244.1**	228.4	233.6
Risk-adjusted margin	**7.1 %**	6.7 %	6.8 %

Continued Business Leadership

- No. 1 in U.S. Consumer Deposits[(a)]
- No. 1 Small Business Lender[(b)]
- No. 1 in Retail Banking Advice Satisfaction[(c)]
- No. 1 in Banking Mobile App Satisfaction[(d)]
- Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments[(e)]
- Merrill Edge Self-Directed Best in Class Award for Customer Service (4th consecutive year)[(f)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking.
[6] As of May 2025. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of May 2025.
[8] Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users.

3

BANK OF AMERICA

Global Wealth and Investment Management[1]

- Net income of $1.0 billion
- Revenue of $5.9 billion,[2] up 7%. The increase was primarily driven by asset management fees, up 9% to $3.6 billion, on strong AUM flows and higher market levels
- Noninterest expense of $4.6 billion increased 9%, driven by revenue-related incentives and investments in the business, including people and technology

Business Highlights[1(B)]

- $4.4 trillion in client balances, up 10%, driven by higher market valuations and positive net client flows
  - AUM flows of $14 billion; $82 billion since 2Q24
- Average deposits of $277 billion decreased 4%
- Average loans and leases of $237 billion increased 7%

Merrill Wealth Management Highlights

Client Engagement

- $3.7 trillion in client balances[(B)]
- $1.6 trillion in AUM balances[(B)]
- ~6.3K net new households added in 2Q25
- 30K digital appointments scheduled in the quarter

Strong Digital Usage Continued

- 86% of Merrill households digitally active[3]
  - 64% of Merrill households are active on mobile
- 83% of households enrolled in eDelivery[4]
- 76% of eligible checks deposited through automated channels[5]
- 78% of eligible bank and brokerage accounts opened through digital onboarding

Bank of America Private Bank Highlights

Client Engagement

- $700 billion in client balances[(B)]
- $423 billion in AUM balances[(B)]
- Record ~435 net new relationships added in 2Q25 with $3MM+ clients

Strong Digital Usage Continued[1]

- 93% of clients digitally active[6]
  - 76% of Private Bank core relationships are active on mobile
- 51% of eligible relationships enrolled in eDelivery[4]
- 77% of eligible checks deposited through automated channels[5]
- Record 427K Zelle® transactions sent and received worth a record $408MM, up 25% and 33%, respectively[7]

Financial Results

	Three months ended		
($ in millions)	**6/30/2025**	**3/31/2025**	**6/30/2024**
Total revenue[2]	**$5,937**	$6,016	$5,574
Provision for credit losses	**20**	14	7
Noninterest expense	**4,593**	4,659	4,199
Pretax income	**1,324**	1,343	1,368
Income tax expense	**331**	336	342
Net income	**$993**	$1,007	$1,026

Business Highlights[(B)]

	Three months ended		
($ in billions)	**6/30/2025**	**3/31/2025**	**6/30/2024**
Average deposits	**$276.8**	$286.4	$287.7
Average loans and leases	**237.4**	232.3	222.8
Total client balances (EOP)	**4,395.2**	4,157.2	4,011.9
AUM flows	**14.3**	24.0	10.8
Pretax margin	**22 %**	22 %	25 %
Return on average allocated capital	**20**	21	22

Continued Business Leadership

- No. 1 on Forbes' Top Women Wealth Advisors Best-in-State (2025), Best-in-State Wealth Management Teams (2025), and Top Next Generation Advisors (2024)
- No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2025) and No. 1 on Barron's Top 100 Women Financial Advisors (2024)
- No. 1 on Financial Planning's Top 40 Advisors Under 40 List (2025)
- Model Wealth Manager Holistic Wealth Management and Financial Wellbeing[(g)]
- No. 1 in Managed Personal Trust AUM[(b)]
- Best Private Bank in North America and Excellence in Philanthropic Services[(h)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] Percentage of digitally active Merrill primary households across the enterprise ($250K+ in investable assets within the enterprise) as of June 2025. Excludes Stock Plan and Banking-only households.
[4] Includes Merrill Digital Households across the enterprise (excluding Stock Plan, Banking-only households, Retirement-only and 529-only) and Private Bank relationships that receive statements digitally, as of May 2025 for Private Bank and as of June 2025 for Merrill.
[5] Includes mobile check deposits, remote deposit operations, and automated teller machine transactions, as of May 2025 for Private Bank and as of June 2025 for Merrill.
[6] Percentage of digitally active Private Bank core relationships across the enterprise ($3MM+ in total balances) as of May 2025. Includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships.
[7] Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification.

4

BANK OF AMERICA

Global Banking[1,2]

- Net income of $1.7 billion
- Revenue of $5.7 billion[3] decreased 6%, reflecting lower NII, leasing revenue and investment banking fees, partially offset by higher treasury service charges
- Provision for credit losses of $277 million vs. $235 million in 2Q24
  - Net charge-offs of $303MM decreased $43MM from 2Q24
  - Net reserve release of $26MM vs. $111MM in 2Q24[(G)]
- Noninterest expense of $3.1 billion increased 6%, driven by investments in the business, including people and technology

Business Highlights[1,2(B)]

- Total Corporation investment banking fees (excl. self-led) of $1.4 billion decreased 9%
  - #3 in investment banking fees YTD[4]
- $603 billion in average deposits increased 15%
- $388 billion in average loans and leases increased 4%

Strong Digital Usage Continued[1]

- 86% of relationship clients digitally active[5]
- 2.3 million total mobile sign-ins, up 25%[6]
- 4.6 million CashPro® App Payments, up 16%
- 37.6K interactions with CashPro® Chat, supported by Erica® technology

Financial Results

	Three months ended		
($ in millions)	**6/30/2025**	**3/31/2025**	**6/30/2024**
Total revenue[2,3]	**$5,690**	$5,977	$6,053
Provision for credit losses	**277**	154	235
Noninterest expense	**3,070**	3,184	2,899
Pretax income	**2,343**	2,639	2,919
Income tax expense	**644**	726	803
Net income	**$1,699**	$1,913	$2,116

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**6/30/2025**	**3/31/2025**	**6/30/2024**
Average deposits	**$603.4**	$575.2	$525.4
Average loans and leases	**387.9**	378.7	372.7
Total Corp. IB fees (excl. self-led)	**1.4**	1.5	1.6
Global Banking IB fees	**0.8**	0.8	0.8
Business Lending revenue	**2.2**	2.1	2.6
Global Transaction Services revenue	**2.6**	2.7	2.6
Efficiency ratio	**54 %**	53 %	48 %
Return on average allocated capital	**13**	15	17

Continued Business Leadership

- North America's Most Innovative Bank – 2025[(i)]
- World's Best Bank for Trade Finance and for FX Payments; North America's Best Digital Bank, Best Bank for Sustainable Finance, and Best Bank for Small to Medium-sized Enterprises[(j)]
- Bank of the Year for Customer Experience[(k)]
- Best Global Bank for Cash Management[(l)]
- 2025 Share Leader and Best Bank Award for U.S. Corporate Banking & Cash Management[(l)]
- Model Bank: An Edge in Actionable Analytics[(m)]
- Best Global Supply Chain Finance Bank in Asia Pacific; Best API Initiative in Asia Pacific[(n)]
- Relationships with 78% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2024)

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Source: Dealogic as of June 30, 2025.
[5] Includes Commercial, Corporate, and Business Banking clients on CashPro® and BA360 platforms as of May 2025.
[6] Includes CashPro, BA360, and Global Card Access. BA360 as of May 2025.

5

BANK OF AMERICA

Global Markets[1,2,3]

- Net income of $1.5 billion ($1.6 billion excl. net DVA)[4]
- Revenue of $6.0 billion increased 10%, driven primarily by higher sales and trading revenue
- Noninterest expense of $3.8 billion increased 9%, driven by higher revenue-related expenses and investments in the business, including people and technology
- Average VaR of $84 million[5]

Business Highlights[1,2,3,4(B)]

- Sales and trading revenue of $5.3 billion increased 14% (excl. net DVA, up 15%)[4]
  - FICC revenue increased 16% (excl. net DVA, increased 19%)[(E)] to $3.2 billion, driven by strong performance in macro products[6]
  - Equities revenue of $2.1 billion increased 10% (incl. and excl. net DVA),[(E)] driven by improved trading performance and increased client activity

Additional Highlights

- 650+ research analysts covering ~3,500 companies; 1,300+ corporate bond issuers across 55+ economies and 25 industries

Financial Results

	Three months ended		
($ in millions)	6/30/2025	3/31/2025	6/30/2024
Total revenue[2,3]	**$5,980**	$6,584	$5,459
Net DVA	**(51)**	19	(1)
Total revenue (excl. net DVA)[2,3,4]	**$6,031**	$6,565	$5,460
Provision (benefit) for credit losses	**22**	28	(13)
Noninterest expense	**3,806**	3,811	3,486
Pretax income	**2,152**	2,745	1,986
Income tax expense	**624**	796	576
Net income	**$1,528**	$1,949	$1,410
Net income (excl. net DVA)[4]	**$1,567**	$1,935	$1,411

Business Highlights[2(B)]

	Three months ended		
($ in billions)	6/30/2025	3/31/2025	6/30/2024
Average total assets	**$1,023.0**	$969.3	$908.5
Average trading-related assets	**700.4**	668.2	639.8
Average loans and leases	**176.4**	159.6	135.1
Sales and trading revenue	**5.3**	5.7	4.7
Sales and trading revenue (excl. net DVA)[4]	**5.4**	5.6	4.7
Global Markets IB fees	**0.7**	0.7	0.7
Efficiency ratio	**64 %**	58 %	64 %
Return on average allocated capital	**13**	16	13

Continued Business Leadership

- World's Best Bank for Markets[(j)]
- CLO Trading Desk of the Year[(o)]
- CMBS Bank of the Year[(o)]
- Best Sell-Side Trading Desk[(p)]
- Equity Derivatives House of the Year[(q)]
- No. 1 All-America Trading[(r)]
- No. 1 Municipal Bonds Underwriter[(s)]
- No. 2 Top Global Research Firm[(r)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted. The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See Endnote E on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $84MM, $91MM and $73MM for 2Q25, 1Q25 and 2Q24, respectively. For more information on VaR, see Endnote H on page 10.
[6] Macro includes currencies, interest rates and commodities products.

6

7 All Other1 Financial Results Three months ended ($ in millions) 6/30/2025 3/31/2025 6/30/2024 Total revenue2 ($1,812) ($1,559) ($1,755) Provision (benefit) for credit losses (9) (8) (2) Noninterest expense 147 290 261 Pretax loss (1,950) (1,841) (2,014) Income tax expense (benefit) (1,873) (1,837) (1,764) Net income (loss) ($77) ($4) ($250) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. 3 Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see Endnote I on page 10. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net loss of $77 million improved from a net loss of $250 million in 2Q24 • The Corporation’s total effective tax rate (ETR) for the quarter was approximately 7%, which included discrete tax benefits of approximately $180 million – The primary drivers reducing the ETR from the statutory rates were recurring tax credits primarily related to investments in renewable energy and affordable housing and discrete tax benefits. Excluding these items, the Corporation’s adjusted ETR would have been approximately 24%3

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs of $1.5 billion increased $73 million from 1Q25
  - Consumer net charge-offs of $1.1 billion decreased $60 million from 1Q25, driven by lower credit card losses
  - Credit card loss rate of 3.82% vs. 4.05% in 1Q25 as lower 1Q25 late stage delinquencies rolled through to charge-off
    - Early and late stage credit card delinquency rates declined in 2Q25 compared to both 1Q25 and 2Q24
  - Commercial net charge-offs of $466 million increased $133 million compared to 1Q25, driven primarily by sales and resolutions of commercial real estate office properties
- Net charge-off ratio[2] of 0.55% increased slightly by 1 bp vs. 1Q25

Provision for credit losses

- Provision for credit losses of $1.6 billion increased $112 million vs. 1Q25
  - Net reserve build of $67 million vs. $28 million in 1Q25[(G)]

Allowance for credit losses

- Allowance for loan and lease losses of $13.3 billion represented 1.17% of total loans and leases[3]
  - Total allowance for credit losses of $14.4 billion included $1.1 billion for unfunded commitments
- Nonperforming loans of $6.0 billion decreased $102 million from 1Q25
- Commercial reservable criticized utilized exposure of $27.9 billion increased $252 million from 1Q25

Highlights

	Three months ended		
($ in millions)	6/30/2025	3/31/2025	6/30/2024
Provision for credit losses	**$1,592**	$1,480	$1,508
Net charge-offs	**1,525**	1,452	1,533
Net charge-off ratio[2]	**0.55 %**	0.54 %	0.59 %
At period-end			
Nonperforming loans and leases	**$5,981**	$6,083	$5,473
Nonperforming loans and leases ratio	**0.52 %**	0.55 %	0.52 %
Allowance for credit losses	**14,434**	14,366	14,342
Allowance for loan and lease losses	**13,291**	13,256	13,238
Allowance for loan and lease losses ratio[3]	**1.17 %**	1.20 %	1.26 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity, and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B)]

	Three months ended		
	6/30/2025	**3/31/2025**	**6/30/2024**
Ending Balance Sheet			
Total assets	**$3,441.1**	$3,349.4	$3,258.0
Total loans and leases	**1,147.1**	1,110.6	1,056.8
Total loans and leases in business segments (excluding All Other)	**1,140.1**	1,103.2	1,048.5
Total deposits	**2,011.6**	1,989.6	1,910.5
Average Balance Sheet			
Average total assets	**$3,432.7**	$3,351.4	$3,275.0
Average loans and leases	**1,128.5**	1,093.7	1,051.5
Average deposits	**1,973.8**	1,958.3	1,909.9
Funding and Liquidity			
Long-term debt	**$313.4**	$304.1	$290.5
Global Liquidity Sources, average[(C)]	**938**	942	909
Equity			
Common shareholders' equity	**$276.1**	$275.1	$267.3
Common equity ratio	**8.0 %**	8.2 %	8.2 %
Tangible common shareholders' equity[1]	**$206.0**	$205.0	$197.2
Tangible common equity ratio[1]	**6.1 %**	6.3 %	6.2 %
Per Share Data			
Common shares outstanding (in billions)	**7.44**	7.56	7.77
Book value per common share	**$37.13**	$36.39	$34.39
Tangible book value per common share[1]	**27.71**	27.12	25.37
Regulatory Capital[(D)]			
CET1 capital	**$201.2**	$201.2	$198.1
Standardized approach			
Risk-weighted assets	**$1,750**	$1,711	$1,661
CET1 ratio	**11.5 %**	11.8 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,548**	$1,514	$1,469
CET1 ratio	**13.0 %**	13.3 %	13.5 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.7 %**	5.7 %	6.0 %

[1] Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see page 19.

9

BANK OF AMERICA

Endnotes

A We also measure NII and revenue, net of interest expense, on an FTE basis, which are non-GAAP financial measures. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $14.8 billion, $14.6 billion, $14.5 billion, $14.1 billion and $13.9 billion for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively. Revenue, net of interest expense, on an FTE basis, was $26.6 billion, $27.5 billion and $25.5 billion for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively. The FTE adjustment was $145 million, $145 million, $154 million, $147 million and $160 million for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Consolidated and Business Segment Highlights on page 1, Balance Sheet, Liquidity, and Capital Highlights on page 9 and on the Segment pages for each segment.

C Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

D Regulatory capital ratios at June 30, 2025 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach at June 30, 2025 and June 30, 2024, and the Tier 1 capital ratio under the Standardized approach at March 31, 2025.

E The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	6/30/2025	3/31/2025	6/30/2024
Sales and trading revenue			
Fixed-income, currencies and commodities	**$ 3,193**	$ 3,478	$ 2,742
Equities	**2,133**	2,186	1,937
Total sales and trading revenue	**$ 5,326**	$ 5,664	$ 4,679
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	**$ 3,247**	$ 3,463	$ 2,737
Equities	**2,130**	2,182	1,943
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 5,377**	$ 5,645	$ 4,680

[1] For the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, net DVA gains (losses) were ($51) million, $19 million and ($1) million, FICC net DVA gains (losses) were ($54) million, $15 million and $5 million, and Equities net DVA gains (losses) were $3 million, $4 million and ($6) million, respectively.

F Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For reconciliations to GAAP financial measures, see page 19.

G Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

H Beginning in the first quarter of 2025, the VaR amounts for all periods presented are those used in the Corporation's risk management of its trading portfolios. Previously, the VaR amounts presented were those used for regulatory capital. The trading portfolio represents trading assets and liabilities, primarily consisting of regular underwriting or dealing in securities and derivative contracts, and acquiring positions as an accommodation to customers.

I For the three months ended June 30, 2025, adjusted ETR of 24% is calculated as ETR of 7% plus 17 percentage points for the tax rate effects of tax credits of $1.1 billion and discrete benefits of approximately $180 million. We believe the presentation of adjusted ETR is useful because it provides additional information to assess the Corporation's results of operations.

10

BANK OF AMERICA

Business Leadership Sources

(a) 1Q25 FFIEC Call Reports.

(b) FDIC, 1Q25.

(c) J.D. Power 2025 U.S. Retail Banking Advice Satisfaction Study measures customer satisfaction with retail bank advice / guidance in the past 12 months. For more information, visit jdpower.com/awards.*

(d) J.D. Power 2025 U.S. Mobile App Satisfaction Study measures overall satisfaction with banking app channel in the first quarter of 2025. For more information, visit jdpower.com/awards.*

(e) J.D. Power 2024 Financial Health Support Certification[SM] is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.*

(f) StockBrokers.com* 2025 Annual Broker Review.

(g) Celent Model Wealth Manager, 2025.

(h) Global Private Banker Innovation Awards, 2025.

(i) Global Finance, 2025.

(j) Euromoney, 2024.

(k) Treasury Management International, 2025.

(l) Coalition Greenwich, 2025.

(m) Celent, 2025.

(n) Asian Banker, 2025.

(o) GlobalCapital, 2025.

(p) Global Markets Choice Awards, 2025.

(q) Risk Awards, 2025.

(r) Extel, 2024.

(s) LSEG-Refinitiv, YTD 2025.

* Website content is not incorporated by reference into this press release.

11

12 Contact Information and Investor Conference Call Invitation Investor Call Information Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss second- quarter 2025 financial results in an investor conference call at 8 a.m. ET today. The conference call and presentation materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com.* For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon on July 16 through 11:59 p.m. ET on July 25. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 69 million consumer and small business clients with approximately 3,700 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 59 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “outlook,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. * Website content is not incorporated by reference into this press release. Reporters May Contact: Jocelyn Seidenfeld, Bank of America Phone: 1.646.743.3356 jocelyn.seidenfeld@bofa.com Tim Hurkmans, Bank of America Phone: 1.929.656.1718 tim.hurkmans@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation's 2024 Annual Report on Form 10-K and in any of the Corporation’s subsequent U.S. Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory investigations, proceedings and enforcement actions, which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti-money laundering and economic sanctions programs and the processing of electronic payments, including through the Zelle network, and related fraud, which are in various stages; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the impact of U.S. and global interest rates (including the potential for ongoing fluctuations in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and / or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, which may have varying effects across industries and geographies and geopolitical instability; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, which may include unemployment rates, real estate prices, gross domestic product levels and corporate bond spreads, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of trade policies, supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations, including impacts from the 2025 budget reconciliation legislation; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of various third parties, including regulators and federal and state governments, such as from cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental goals or the impact of any changes in the Corporation's sustainability or human capital management strategy or goals; the impact of uncertain or changing political conditions or any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy; the emergence of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. is registered as a futures commission merchant with the CFTC and is a member of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https:// newsroom.bankofamerica.com.* www.bankofamerica.com* * Website content is not incorporated by reference into this press release.

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

	Six Months Ended June 30 2025	Six Months Ended June 30 2024	Second Quarter 2025	First Quarter 2025	Second Quarter 2024
Summary Income Statement					
Net interest income	$ 29,113	$ 27,734	$ 14,670	$ 14,443	$ 13,702
Noninterest income	24,716	23,461	11,793	12,923	11,675
Total revenue, net of interest expense	53,829	51,195	26,463	27,366	25,377
Provision for credit losses	3,072	2,827	1,592	1,480	1,508
Noninterest expense	34,953	33,546	17,183	17,770	16,309
Income before income taxes	15,804	14,822	7,688	8,116	7,560
Income tax expense	1,292	1,251	572	720	663
Net income	$ 14,512	$ 13,571	$ 7,116	$ 7,396	$ 6,897
Preferred stock dividends	697	847	291	406	315
Net income applicable to common shareholders	$ 13,815	$ 12,724	$ 6,825	$ 6,990	$ 6,582
Average common shares issued and outstanding	7,629.5	7,933.3	7,581.2	7,677.9	7,897.9
Average diluted common shares issued and outstanding	7,711.2	7,996.2	7,651.6	7,770.8	7,960.9
Summary Average Balance Sheet					
Total cash and cash equivalents	$ 297,677	$ 370,140	$ 299,620	$ 295,712	$ 369,631
Total debt securities	928,432	847,455	933,065	923,747	852,427
Total loans and leases	1,111,191	1,049,681	1,128,453	1,093,738	1,051,472
Total earning assets	3,008,755	2,874,257	3,050,206	2,966,843	2,887,935
Total assets	3,392,303	3,261,071	3,432,734	3,351,423	3,274,988
Total deposits	1,966,089	1,908,693	1,973,761	1,958,332	1,909,925
Common shareholders' equity	273,915	264,702	274,344	273,480	265,290
Total shareholders' equity	296,355	292,957	296,917	295,787	293,403
Performance Ratios					
Return on average assets	0.86 %	0.84 %	0.83 %	0.89 %	0.85 %
Return on average common shareholders' equity	10.17	9.67	9.98	10.36	9.98
Return on average tangible common shareholders' equity [(1)]	13.67	13.15	13.40	13.94	13.57
Per Common Share Information					
Earnings	$ 1.81	$ 1.60	$ 0.90	$ 0.91	$ 0.83
Diluted earnings	1.79	1.59	0.89	0.90	0.83
Dividends paid	0.52	0.48	0.26	0.26	0.24
Book value	37.13	34.39	37.13	36.39	34.39
Tangible book value [(1)]	27.71	25.37	27.71	27.12	25.37

Summary Period-End Balance Sheet	June 30 2025	March 31 2025	June 30 2024
Total cash and cash equivalents	$ 266,011	$ 273,579	$ 320,632
Total debt securities	930,216	939,279	878,417
Total loans and leases	1,147,056	1,110,625	1,056,785
Total earning assets	3,038,726	2,964,019	2,880,851
Total assets	3,441,142	3,349,424	3,257,996
Total deposits	2,011,613	1,989,564	1,910,491
Common shareholders' equity	276,104	275,082	267,344
Total shareholders' equity	299,599	295,581	293,892
Common shares issued and outstanding	7,436.7	7,560.1	7,774.8

Credit Quality	Six Months Ended June 30 2025	Six Months Ended June 30 2024	Second Quarter 2025	First Quarter 2025	Second Quarter 2024
Total net charge-offs	$ 2,977	$ 3,031	$ 1,525	$ 1,452	$ 1,533
Net charge-offs as a percentage of average loans and leases outstanding [(2)]	0.54 %	0.58 %	0.55 %	0.54 %	0.59 %
Provision for credit losses	$ 3,072	$ 2,827	$ 1,592	$ 1,480	$ 1,508

	June 30 2025	March 31 2025	June 30 2024
Total nonperforming loans, leases and foreclosed properties [(3)]	$ 6,104	$ 6,201	$ 5,691
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(3)]	0.54 %	0.56 %	0.54 %
Allowance for credit losses	$ 14,434	$ 14,366	$ 14,342
Allowance for loan and lease losses	13,291	13,256	13,238
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(2)]	1.17 %	1.20 %	1.26 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation. 14

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	**June 30 2025**	March 31 2025	June 30 2024
Regulatory capital metrics [4]**:**			
Common equity tier 1 capital	**$ 201,200**	$ 201,177	$ 198,119
Common equity tier 1 capital ratio - Standardized approach	**11.5 %**	11.8 %	11.9 %
Common equity tier 1 capital ratio - Advanced approaches	**13.0**	13.3	13.5
Total capital ratio - Standardized approach	**14.8**	15.0	15.1
Total capital ratio - Advanced approaches	**16.1**	16.2	16.4
Tier 1 leverage ratio	**6.7**	6.8	7.0
Supplementary leverage ratio	**5.7**	5.7	6.0
Total ending equity to total ending assets ratio	**8.7**	8.8	9.0
Common equity ratio	**8.0**	8.2	8.2
Tangible equity ratio [5]	**6.8**	6.9	7.0
Tangible common equity ratio [5]	**6.1**	6.3	6.2

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per common share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held-for-sale or accounted for under the fair value option.

(4) Regulatory capital ratios at June 30, 2025 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach at June 30, 2025 and June 30, 2024, and the Tier 1 capital ratio under the Standardized approach at March 31, 2025.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

Current-period information is preliminary and based on company data available at the time of the presentation. 15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Second Quarter 2025				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	$ 10,813	$ 5,937	$ 5,690	$ 5,980	$ (1,812)
Provision for credit losses	1,282	20	277	22	(9)
Noninterest expense	5,567	4,593	3,070	3,806	147
Net income	2,973	993	1,699	1,528	(77)
Return on average allocated capital [(1)]	27 %	20 %	13 %	13 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 319,142	$ 237,377	$ 387,864	$ 176,368	$ 7,702
Total deposits	951,986	276,825	603,410	38,040	103,500
Allocated capital [(1)]	44,000	19,750	50,750	49,000	n/m
Period end					
Total loans and leases	$ 320,908	$ 241,142	$ 390,691	$ 187,357	$ 6,958
Total deposits	954,373	275,778	643,529	38,232	99,701

	First Quarter 2025				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,493	$ 6,016	$ 5,977	$ 6,584	$ (1,559)
Provision for credit losses	1,292	14	154	28	(8)
Noninterest expense	5,826	4,659	3,184	3,811	290
Net income (loss)	2,531	1,007	1,913	1,949	(4)
Return on average allocated capital [(1)]	23 %	21 %	15 %	16 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 315,038	$ 232,326	$ 378,733	$ 159,625	$ 8,016
Total deposits	947,550	286,399	575,185	38,809	110,389
Allocated capital [(1)]	44,000	19,750	50,750	49,000	n/m
Period end					
Total loans and leases	$ 318,337	$ 234,304	$ 384,208	$ 166,348	$ 7,428
Total deposits	972,064	285,063	591,619	38,268	102,550

	Second Quarter 2024				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,206	$ 5,574	$ 6,053	$ 5,459	$ (1,755)
Provision for credit losses	1,281	7	235	(13)	(2)
Noninterest expense	5,464	4,199	2,899	3,486	261
Net income	2,595	1,026	2,116	1,410	(250)
Return on average allocated capital [(1)]	24 %	22 %	17 %	13 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 312,254	$ 222,776	$ 372,738	$ 135,106	$ 8,598
Total deposits	949,180	287,678	525,357	31,944	115,766
Allocated capital [(1)]	43,250	18,500	49,250	45,500	n/m
Period end					
Total loans and leases	$ 312,801	$ 224,837	$ 372,421	$ 138,441	$ 8,285
Total deposits	952,473	281,283	522,525	33,151	121,059

[(1)] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation. 16

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Year-to-Date by Business Segment and All Other (Dollars in millions) Six Months Ended June 30, 2025 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 21,306 $ 11,953 $ 11,667 $ 12,564 $ (3,371) Provision for credit losses 2,574 34 431 50 (17) Noninterest expense 11,393 9,252 6,254 7,617 437 Net income (loss) 5,504 2,000 3,612 3,477 (81) Return on average allocated capital (1) 25% 21% 14% 14 % n/m Balance Sheet Average Total loans and leases $ 317,101 $ 234,866 $ 383,324 $ 168,043 $ 7,857 Total deposits 949,780 281,586 589,375 38,423 106,925 Allocated capital (1) 44,000 19,750 50,750 49,000 n/m Period end Total loans and leases $ 320,908 $ 241,142 $ 390,691 $ 187,357 $ 6,958 Total deposits 954,373 275,778 643,529 38,232 99,701 Six Months Ended June 30, 2024 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 20,372 $ 11,165 $ 12,033 $ 11,342 $ (3,399) Provision for credit losses 2,431 (6) 464 (49) (13) Noninterest expense 10,939 8,463 5,911 6,978 1,255 Net income 5,251 2,031 4,102 3,133 (946) Return on average allocated capital (1) 24% 22% 17% 14 % n/m Balance Sheet Average Total loans and leases $ 312,646 $ 220,696 $ 373,173 $ 134,431 $ 8,735 Total deposits 950,823 292,525 525,528 32,265 107,552 Allocated capital (1) 43,250 18,500 49,250 45,500 n/m Period end Total loans and leases $ 312,801 $ 224,837 $ 372,421 $ 138,441 $ 8,285 Total deposits 952,473 281,283 522,525 33,151 121,059 (1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently. n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Six Months Ended June 30 Second Quarter 2025 First Quarter 2025 Second Quarter 2024FTE basis data (1) 2025 2024 Net interest income $ 29,403 $ 28,052 $ 14,815 $ 14,588 $ 13,862 Total revenue, net of interest expense 54,119 51,513 26,608 27,511 25,537 Net interest yield 1.96% 1.96% 1.94% 1.99% 1.93 % Efficiency ratio 64.58 65.12 64.58 64.59 63.86 Other Data June 30 2025 March 31 2025 June 30 2024 Number of financial centers - U.S. 3,664 3,681 3,786 Number of branded ATMs - U.S. 14,904 14,866 14,972 Headcount 213,388 212,732 212,318 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $290 million and $318 million for the six months ended June 30, 2025 and 2024, $145 million and $145 million for the second and first quarters of 2025, and $160 million for the second quarter of 2024.

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business using certain non-GAAP financial measures, including pretax, pre-provision income (as defined in Endnote F on page 10) and ratios that utilize tangible equity and tangible assets, each of which is a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures defined by GAAP for the six months ended June 30, 2025 and 2024, and the three months ended June 30, 2025, March 31, 2025 and June 30, 2024. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate these non-GAAP financial measures differently.

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
	2025	2024	**2025**	2025	2024
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 15,804**	$ 14,822	**$ 7,688**	$ 8,116	$ 7,560
Provision for credit losses	**3,072**	2,827	**1,592**	1,480	1,508
Pretax, pre-provision income	**$ 18,876**	$ 17,649	**$ 9,280**	$ 9,596	$ 9,068
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 296,355**	$ 292,957	**$ 296,917**	$ 295,787	$ 293,403
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,902)**	(1,980)	**(1,893)**	(1,912)	(1,971)
Related deferred tax liabilities	**848**	871	**846**	851	869
Tangible shareholders' equity	**$ 226,280**	$ 222,827	**$ 226,849**	$ 225,705	$ 223,280
Preferred stock	**(22,440)**	(28,255)	**(22,573)**	(22,307)	(28,113)
Tangible common shareholders' equity	**$ 203,840**	$ 194,572	**$ 204,276**	$ 203,398	$ 195,167
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 299,599**	$ 293,892	**$ 299,599**	$ 295,581	$ 293,892
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,880)**	(1,958)	**(1,880)**	(1,899)	(1,958)
Related deferred tax liabilities	**842**	864	**842**	846	864
Tangible shareholders' equity	**$ 229,540**	$ 223,777	**$ 229,540**	$ 225,507	$ 223,777
Preferred stock	**(23,495)**	(26,548)	**(23,495)**	(20,499)	(26,548)
Tangible common shareholders' equity	**$ 206,045**	$ 197,229	**$ 206,045**	$ 205,008	$ 197,229
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,441,142**	$ 3,257,996	**$ 3,441,142**	$ 3,349,424	$ 3,257,996
Goodwill	**(69,021)**	(69,021)	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,880)**	(1,958)	**(1,880)**	(1,899)	(1,958)
Related deferred tax liabilities	**842**	864	**842**	846	864
Tangible assets	**$ 3,371,083**	$ 3,187,881	**$ 3,371,083**	$ 3,279,350	$ 3,187,881
Book value per share of common stock					
Common shareholders' equity	**$ 276,104**	$ 267,344	**$ 276,104**	$ 275,082	$ 267,344
Ending common shares issued and outstanding	**7,436.7**	7,774.8	**7,436.7**	7,560.1	7,774.8
Book value per share of common stock	**$ 37.13**	$ 34.39	**$ 37.13**	$ 36.39	$ 34.39
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 206,045**	$ 197,229	**$ 206,045**	$ 205,008	$ 197,229
Ending common shares issued and outstanding	**7,436.7**	7,774.8	**7,436.7**	7,560.1	7,774.8
Tangible book value per share of common stock	**$ 27.71**	$ 25.37	**$ 27.71**	$ 27.12	$ 25.37

Current-period information is preliminary and based on company data available at the time of the presentation. 19